Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES PRELIMINARY RESULTS FOR ITS THIRD QUARTER 2015; AND REAFFIRMS 2015 GUIDANCE

RUTLAND, VERMONT (October 19, 2015) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported preliminary results for the three month period ended September 30, 2015.

Third Quarter Preliminary Financial Highlights:

•	Revenues were $146.2 million, up $4.3 million, or 3.0%, from the same period in 2014.

•	Operating Income was $12.7 million, up $2.1 million, or 19.5%, from the same period in 2014.

•	Adjusted EBITDA* was $33.1 million, up $2.4 million, or 7.8%, from the same period in 2014.

•	Net income attributable to common stockholders was $2.3 million, up $1.2 million, or 112.6%, from the same period in 2014.

•	Free Cash Flow* was $0.8 million, up $7.0 million from the same period in 2014.

“During our third quarter, we continued to execute well against our key strategies of increasing landfill returns, improving collection route profitability, creating incremental value through resource solutions, reducing financial and operational risks, and improving our balance sheet,” said John W. Casella, Chairman and CEO of Casella Waste Systems.

“As a result, we continued to expand Adjusted EBITDA margins, up roughly 100 bps year-over-year, and we used positive free cash flow generated on a year-to-date basis to permanently repay debt during the quarter,” Casella said. “We repurchased and permanently retired $9.7 million of our 7.75% Senior Subordinated Notes due 2019 during the quarter, demonstrating our commitment to reduce leverage and accelerate free cash flow generation by retiring our highest cost debt.”

“From an operating standpoint, our solid waste pricing programs continued to gain traction in the quarter with overall solid waste pricing up 2.9%, driven by strong residential and commercial pricing up 5.2% and higher pricing in the disposal line-of-business,” Casella said. “These strong pricing gains were complemented by further improvements in our operating efficiency programs and our continued success implementing the Sustainability Recycling Adjustment (SRA) fee to offset lower recycling commodity prices.”

2015 Outlook

Given the solid performance year-to-date, the company reaffirms its previously provided guidance for the year ending December 31, 2015 by estimating results in the following ranges:

•	Revenues between $525 million and $535 million;

•	Adjusted EBITDA* between $103 million and $107 million; and

•	Free Cash Flow* between $15 million and $19 million.

Conference call to discuss quarter

The company will release its financial results for the three month period ended September 30, 2015 before the market opens on Friday, October 23, 2015, and will host a conference call to discuss these results at 10:00 a.m. Eastern Time on this same morning. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 55444991) until 11:59 p.m. ET on Friday, October 30, 2015.

Miscellaneous

All statements and figures in this press release regarding third quarter 2015 preliminary financial results, including, but not limited to, statements and figures regarding Revenues, Operating Income, Adjusted EBITDA and Free Cash Flow are preliminary and remain subject to the completion of customary quarter-end accounting procedures and adjustments, which could result in changes to these preliminary financial results. In addition, certain classifications and rounding may be different from our financial results to be issued on October 23, 2015 and our financial results to be published in our Form 10-Q for the three and nine-month periods ended September 30, 2015.

We have prepared the preliminary financial results above, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information. Although we currently expect that our final financial results will be consistent with the preliminary financial results reported above, these financial results are preliminary and represent the most current information available to management. Therefore, it is possible that our actual results may differ materially from our preliminary results.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors should contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media should contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”) which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, less assets acquired through financing leases, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding preliminary financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions;. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-KT for the transition period ended December 31, 2014 and in our Form 10-Q for the quarterly period ended June 30, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Adjusted EBITDA to Net Income:

	Three Months Ended September 30,
	2015	2014
Net Income	$2,259	$1,240
Provision for income taxes	198	229
Other expense (income), net	208	(286)
Interest expense, net	10,031	9,440
Environmental remediation charge	—	75
Depreciation and amortization	16,385	15,787
Fiscal year-end transition costs	—	336
Proxy contest costs	507	—
Depletion of landfill operating lease obligations	2,660	3,066
Interest accretion on landfill and environmental remediation liabilities	868	829

Adjusted EBITDA	$33,116	$30,716

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended September 30,
	2015	2014
Net Cash Provided By Operating Activities	$16,641	$14,818
Capital expenditures	(14,727)	(19,709)
Payments on landfill operating lease contracts	(1,531)	(1,491)
Proceeds from sale of property and equipment	377	111

Free Cash Flow	$760	$(6,271)